Exhibit 10.2

CERTIFICATE OF GRANT

Installment Stock Purchase Opportunity Award

This certifies that the Participant:

[Name]

has been granted the non-qualified stock options described in this Certificate of Grant to purchase shares of ARAMARK Holdings Corporation Common Stock in accordance with the Vesting Schedule indicated below:

VESTING SCHEDULE

Installment	Number of Shares Vested	Vesting Date	Minimum Exercisable	Expiration Date[1]
1	[20% of Total Shares]	[Grant Date]	100 up to [25% rounded up]	The first anniversary of the Grant Date.
2	[20% of Total Shares]	December 15, [2]	100	[31 Days after Vesting]
3	[20% of Total Shares]	December 15,	100	[31 Days after Vesting]
4	[20% of Total Shares]	December 15,	100	[31 Days after Vesting]
5	[20% of Total Shares]	December 15,	100	[31 Days after Vesting]

Option Price: [—]	Number of Shares: [—]
Grant Date: [—]	Participant Account Number: [—]
Grant Number: [—]	Expiration Date: [—]

This Option Award is subject to the terms and conditions of the attached Non-Qualified Installment Stock Purchase Opportunity Agreement (the “Agreement”).

[1]	If the relevant Expiration Date is not a business day, then the relevant Expiration Date shall not occur until the next business day following the relevant Expiration Date.
[2]	December 15 of calendar year following year of Grant Date, and each of the next 3 anniversaries thereof.

FORM OF NON QUALIFIED INSTALLMENT STOCK PURCHASE OPPORTUNITY AGREEMENT (this “Agreement”) dated as of [            ][    ], 20[11][12] between ARAMARK HOLDINGS CORPORATION, a Delaware corporation (the “Company”), and the participant set forth on the Certificate of Grant and signature page to this Agreement (the “Participant”).

WHEREAS, the Company, acting through the Committee (as such term is defined in the Plan) or a subcommittee thereof, has agreed to grant to the Participant, as of the date of grant set forth on the Certificate of Grant to which this Agreement is attached (the “Grant Date”), an option under the Aramark Holdings Corporation Amended and Restated 2007 Management Stock Incentive Plan (the “Plan”) to purchase a number of shares of Common Stock on the terms and subject to the conditions set forth in this Agreement and the Plan; and

WHEREAS, the Participant is either already, or in connection with the execution of this Agreement is to become, a party to the Stockholders Agreement (as such term is defined in the Plan).

NOW, THEREFORE, in consideration of the promises and of the mutual agreements contained in this Agreement, the parties hereto hereby agree as follows:

Section 1. The Plan. The terms and provisions of the Plan are hereby incorporated into this Agreement as if set forth herein in their entirety. In the event of a conflict between any provision of this Agreement and the Plan, the provisions of the Agreement shall control. A copy of the Plan has been provided to the Participant. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Plan or the Stockholders Agreement, as the case may be.

Section 2. Option; Option Price. Effective on the Grant Date, on the terms and subject to the conditions of the Plan and this Agreement, the Company hereby grants to the Participant the option (the “Option”) to purchase the number of Shares set forth on the Certificate of Grant to which this agreement is attached, at the Option Price equal to $ [the most recent quarterly appraisal price of one share of Common Stock]. The payment of the Option Price may be made, at the election of the Participant and in accordance with Section 9 hereof. The Option is not intended to qualify for federal income tax purposes as an “incentive stock option” within the meaning of Section 422 of the Code.

Section 3. Term.

(i) The term of the Option (the “Option Term”) shall commence on the Grant Date and expire in accordance with Section 8 below.

Section 4. Vesting and Exercisability.

(a) Subject to the Participant not having a Termination of Relationship and except as otherwise set forth in Section 8 hereof, the Options shall become vested and exercisable (any Options that shall have become vested and exercisable pursuant to this Section 4, the “Vested Options,” and the date on which the Options have become vested and exercisable, the “Vesting Date”) according to the following provisions:

(i) Twenty percent (20%) of the Option shall become Vested Options immediately on the Grant Date (the “Installment 1 Option”).

(ii) Twenty percent (20%) of the Option shall become Vested Options on each December 15th occurring after the first through fourth anniversaries of the Grant Date, subject to the Participant’s continued employment with the Company through the applicable Vesting Date (the “Installment 2 Option,” “Installment 3 Option,” “Installment 4 Option,” and “Installment 5 Option,” respectively, and collectively, the “Option Installments”), as set forth on the Certificate of Grant to which this Agreement is attached.

(b) Notwithstanding Section 4(a)(i) and Section 4(a)(ii), in the event of a Change of Control, each outstanding Option which has not theretofore become a Vested Option pursuant to Section 4(a)(i) or Section 4(a)(ii), or otherwise been terminated pursuant to Section 8 hereof, shall become a Vested Option concurrently with consummation of such event.

Section 5. Minimum Exercise. At the time of exercise, the Participant shall exercise no less than a portion of the Vested Options equal to one-hundred (100) underlying Shares for each of the Installment 1 Option, Installment 2 Option, Installment 3 Option, Installment 4 Option and Installment 5 Option.

Section 6. Restriction on Transfer/Stockholders Agreement.

(a) The Option may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Participant, except (i) if permitted by the Board or the Committee or (ii) by will or the laws of descent and distribution. The Option shall not be subject to execution, attachment or similar process. Shares of Common Stock acquired pursuant to the exercise of Options hereunder will be subject to the Stockholders Agreement. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions of this Agreement or the Stockholders Agreement shall be null and void and without effect.

(b) Notwithstanding Section 6.01 of the Stockholders Agreement, if the Participant exercises the Option pursuant to Section 9(a)(ii) of this Agreement, such Shares may not be subject to a Put Purchase (as defined in the Stockholders Agreement) and may not otherwise be sold, unless such Shares have been held for at least six months (or such other period necessary in order to satisfy applicable generally accepted accounting principles) by the Participant.

Section 7. Participant’s Employment. Nothing in this Agreement or in the Option shall confer upon the Participant any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company and its Subsidiaries, in their sole discretion, to terminate the Participant’s employment or to increase or decrease the Participant’s compensation at any time.

Section 8. Termination of Option.

(a) The Option shall automatically terminate and be of no further force and effect as follows:

(i) With respect to the Installment 1 Option (and all other Option Installments), on the first anniversary of the Vesting Date, unless the Participant exercises at least twenty-five percent (25%) of the Installment 1 Option prior to such first anniversary; provided, further, that if a Termination of Relationship occurs prior to the first anniversary of the Vesting Date, the Installment 1 Option (and all other Option Installments) shall terminate, if not exercised, on the earlier of: (i) the first anniversary of the Vesting Date, (ii) the 31st day following the date of termination or (iii) the date the Termination of Relationship occurs, if such Termination of Relationship is for Cause by the Company and its Subsidiaries; and

(ii) if the Option has not otherwise terminated pursuant to clause (i) hereof, with respect to each of the Installment 2 Option, Installment 3 Option, Installment 4 Option and Installment 5 Option, on the 31st day following the applicable Vesting Date; provided, that that if a Termination of Relationship occurs during any 31-day period following a Vesting Date, the Option Installment that has become vested on such Vesting Date (and any remaining Option Installment) shall terminate, if not exercised, on the earlier of (i) the 31st day following such Vesting Date and (ii) the date the Termination of Relationship occurs, if such Termination of Relationship is for Cause by the Company and its Subsidiaries.

(b) Except as otherwise provided above in Section 8(a)(i) and (ii), the unvested portions of the Option (i.e., those Option Installments that have not yet become Vested Options) shall terminate and cease to be outstanding on the date on which the Termination of Relationship occurs and shall no longer be eligible to be a Vested Option.

Section 9. Payment of Option Price and Tax Withholding

(a) The aggregate Option Price and any Federal, state, local and other applicable taxes (individually or collectively, a “Tax”) required to be withheld in connection with the exercise of any portion of the Option shall, to the extent permitted by applicable law, be paid:

(i) in cash (by wire transfer of immediately available funds to a bank account of the Company, by delivery of a certified check payable to the Company);

(ii) in the case of the aggregate Option Price only, by surrender of shares of Common Stock (by delivery of such shares or by attestation) previously held by the Participant prior to the exercise of the Option, having a Fair Market Value equal to the Option Price; so long as such Shares have been held by the Participant for such period, if any, as may be required from time to time by the Committee in order to satisfy applicable generally accepted accounting principles; provided, however, that the Participant may not pay by surrender of shares of Common Stock if the Option Price is greater than the Fair

Market Value per Share on the date of exercise; and provided further, that as a condition to paying by surrender of shares of Common Stock hereunder, the Participant is deemed to have acknowledged and agreed to the provisions of Section 6(b) of this Agreement;

(iii) if the Common Stock is a class of securities then listed or admitted to trading on any national securities exchange or traded on any national market system (including, but not limited to, The Nasdaq National Market), in compliance with any cashless exercise program authorized by the Board or the Committee for use in connection with the Plan at the time of such exercise (but, subject in any case, to the applicable limitations of Rule 16b-3 under the Exchange Act); or

(iv) by any other manner authorized by the Committee (or Award Committee, as applicable); provided, however, that (unless otherwise determined by any such Committee) neither the aggregate Option Price nor any Tax may be paid pursuant to a Net Exercise arrangement.

Section 10. Securities Law Representations. The Participant acknowledges that, unless and until the Option and the Shares are registered under the Securities Act on a Form S-8, the Option and the Shares are not being registered under the Securities Act, based, in part, on either (i) reliance upon an exemption from registration under Securities and Exchange Commission Rule 701 promulgated under the Securities Act or (ii) the fact that the Participant is an “accredited investor” (as defined under the Securities Act and the rules and regulations promulgated thereunder), and, in each of (i) and (ii) above, a comparable exemption from qualification under applicable state securities laws, as each may be amended from time to time. The Participant, by executing this Agreement, hereby agrees that the Participant shall make such representations as may be required to be made by the Participant upon any acquisition of Shares hereunder as set forth in the Stockholders Agreement, as such representations, if any, shall be required to be made at such time. The Participant further represents the following, as of the date hereof:

The Participant represents and warrants that (i) such party has full legal power, authority and right to execute and deliver, and to perform its obligations under, this Agreement, and (ii) this Agreement has been duly and validly executed and delivered by such party and constitutes a valid and binding agreement of such party enforceable against such party in accordance with its terms.

•

The Participant has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Option and the restrictions imposed on any Shares purchased upon exercise of the Option.

•

The Participant is aware that the Option may be of no practical value, that any value it may have depends on its vesting and exercisability as well as an increase in the Fair Market Value of the underlying Shares to an amount in excess of the Option Price, and that any investment in common shares of a closely held corporation such as the Company is non-marketable, non-transferable and could require capital to be invested for an indefinite period of time, possibly without return, and at substantial risk of loss.

•	The Participant has read and understands the restrictions and limitations set forth in the Stockholders Agreement, the Plan and this Agreement.

•

The Participant has not relied upon any oral representation made to the Participant relating to the Option or the purchase of the Shares on exercise of the Option or upon information presented in any meeting or material relating to the Option or the Shares.

•

The Participant understands and acknowledges that, if and when the Participant exercises the Option, (a) any certificate evidencing the Shares (or evidencing any other securities issued with respect thereto pursuant to any stock split, stock dividend, merger or other form of reorganization or recapitalization) when issued shall bear any legends which may be required by applicable federal and state securities laws, and (b) except as otherwise provided in this Agreement or under the Stockholders Agreement or the Registration Rights Agreement (as such term is defined in the Stockholders Agreement), the Company has no obligation to register the Shares or file any registration statement under federal or state securities laws.

Section 11. Notices. All notices, claims, certifications, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, email or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

If to the Company, to it at:

If to the Company, to:

ARAMARK Holdings Corporation

ARAMARK Tower

1101 Market Street

Philadelphia, PA 19107-2988

Attention: Head of Human Resources

With a copy to:

ARAMARK Holdings Corporation

ARAMARK Tower

1101 Market Street

Philadelphia, PA 19107-2988

Attention: General Counsel

If to the Participant, to him at the address set forth on the signature page hereto; or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice or other communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day after the date of delivery), (b) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (c) in the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

Section 12. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

Section 13. Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

Section 14. Adjustment to Option; Registration of Shares. In the event of any event described in Article VII of the Plan occurring after the Grant Date, the adjustment provisions (including cash payments) as provided for under Article VII of the Plan shall apply. The Company shall, concurrently with the closing of a Public Offering, register all Shares subject to an Option by filing a Form S-8 with the U.S. Securities Exchange Commission.

Section 15. Section 409A of the Code. If any term, distribution or settlement of this Agreement, or any other action by the Company (including by the Committee) pursuant to the terms of the Plan or this Agreement, would subject the Participant to tax under Section 409A of the Code, the Company shall indemnify and hold harmless the Participant for any taxes, interest and penalties the Participant may incur under Section 409A of the Code as a result thereof, such that on a net-after-tax basis, the Participant shall not be liable for any such taxes, interest or penalties, or for any taxes, interest or penalties imposed upon the Company’s provision of such indemnity. The Company and the Participant shall cooperate in good faith, and consult with tax counsel to the Company, to restructure the Option and this Agreement (which may require the provision of an alternative payment or benefit, but which shall not convey an economic benefit to the Participant that is diminished in value to the Participant other than in a de minimis manner) in a manner that will cause the Participant to not be subject to such taxes, interest and penalties in respect of the Option and this Agreement (or any such restructured arrangement).

Section 16. Modification of Rights; Entire Agreement. The Participant’s rights under this Agreement and the Plan may be modified only to the extent expressly provided under this Agreement or under Article X or Article XIV of the Plan. This Agreement and the Plan (and the other writings referred to herein, including the Stockholders Agreement or the Registration Rights Agreement) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto.

Section 17. Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 18. Waiver of Jury Trial; Legal Fees. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, trial by jury in any suit, action or proceeding arising hereunder or under any other agreement regarding any option to purchase Shares that may be granted to the Participant under the Plan after the date of this Agreement. In the event of any dispute regarding any term of this Option, the Company shall promptly reimburse the Participant for all legal fees and expenses the Participant incurs in connection with such dispute if the Participant prevails in such dispute on a substantial portion of the claims under such dispute.

Section 19. FORFEITURE IF AGREEMENT NOT EXECUTED IN 90 DAYS. THIS AGREEMENT AND THE OPTION SHALL AUTOMATICALLY TERMINATE AND SHALL BECOME NULL AND VOID AND BE OF NO FURTHER FORCE AND EFFECT, AND THE PARTICIPANT SHALL HAVE NO FURTHER RIGHTS UNDER THIS AGREEMENT, IF THE PARTICIPANT DOES NOT RETURN AN EXECUTED COUNTERPART TO THIS AGREEMENT TO THE COMPANY WITHIN 90 DAYS OF THE GRANT DATE.

Section 20. Counterparts. This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Nonqualified Stock Option Agreement as of the date first written above.

ARAMARK HOLDINGS CORPORATION

By:
Name:
Title:

PARTICIPANT

(Signature of Participant)

(Print Name of Participant)